                                                               EXHIBIT - (g)(ii)

                                   SCHEDULE A
                               DATED JULY 1, 2003
                      TO THE ACCOUNTING SERVICES AGREEMENT
                            DATED AS OF MAY 22, 2002
                                     BETWEEN
                 SCHWAB CAPITAL TRUST, SCHWAB ANNUITY PORTFOLIOS
                           AND SCHWAB INVESTMENTS AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                (FORMERLY, SEI INVESTMENTS MUTUAL FUNDS SERVICES)

Portfolios: This Agreement shall apply with respect to the following
            Portfolios (collectively, the "Portfolios"):

            SCHWAB CAPITAL TRUST
            Schwab MarketTrack All Equity Portfolio
            Schwab MarketTrack Growth Portfolio
            Schwab MarketTrack Balanced Portfolio
            Schwab Market Track Conservative Portfolio
            Schwab S&P 500 Fund: Investor Shares, Select Shares & e.Shares Schwab Small-Cap Index Fund: Investor Shares & Select Shares Schwab Total Stock Market Index Fund: Investor Shares & Select Shares
            Schwab International Index Fund: Investor Shares & Select Shares Institutional Select S&P 500 Fund
            Institutional Select Large-Cap Value Index Fund
            Institutional Select Small-Cap Value Index Fund
            Schwab Core Equity Fund
            Communications Focus Fund
            Financial Services Focus Fund
            Health Care Focus Fund
            Technology Focus Fund
            Schwab Small-Cap Equity Fund: Investor Shares & Select Shares Schwab Dividend Equity Fund: Investor Shares & Select Shares (Effective September 2, 2003)

            SCHWAB ANNUITY PORTFOLIOS
            Schwab MarketTrack Growth Portfolio II
            Schwab S&P 500 Portfolio

            SCHWAB INVESTMENTS
            Schwab 1000 Fund: Investor Shares & Select Shares

                               [END OF SCHEDULE A]